MILLER BUILDING SYSTEMS, INC.
                          58120 County Road 3 South
                              Elkhart, IN 46517


                NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                               NOVEMBER 3, 1999


     The annual meeting of the stockholders of MILLER BUILDING SYSTEMS, INC. (the "Company") will be held at Bank One, 121 West Franklin Street, Elkhart, Indiana 46516, on Wednesday, November 3, 1999, at 10:00 a.m. local time, for the following purposes as described in the attached Proxy Statement.

     1. To elect two directors to the Company's Board of Directors to serve for a term of three years or until their successors are elected and qualify;

     2. To approve and ratify the Directors' appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for the 2000 fiscal year;

and to transact such other business as properly may come before the annual meeting or any adjournment or postponement thereof.

     Stockholders of record of the Company at the close of business on September 10, 1999, will be entitled to vote at the meeting.


     Please complete, sign and date your proxy card and return it promptly in the enclosed envelope.


                                        By order of the Board of Directors,



                                        Thomas J. Martini
                                        Secretary


Elkhart, Indiana
September 21, 1999








                      MILLER BUILDING SYSTEMS, INC.
                       58120 County Road 3 South
                           Elkhart, IN 46517

                            PROXY STATEMENT
                                  FOR
                     ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD ON
                            NOVEMBER 3, 1999

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of the Company of proxies for use at the Company's annual meeting of stockholders to be held on November 3, 1999.

     Any stockholder giving a proxy will have the right to revoke it at any time prior to the time it is voted. A proxy may be revoked by written notice to the Company, execution of a subsequent proxy or attendance at the annual meeting and voting in person. Attendance at the meeting will not automatically revoke the proxy. All shares represented by effective proxies will be voted at the meeting or at any adjournment thereof.

     The cost of soliciting proxies will be borne by the Company. In addition to solicitation by mail, officers and employees of the Company may solicit proxies by telephone or in person.

     The Company's Annual Report, including its Annual Report on Form 10-K for the fiscal year ended July 3, 1999, was mailed to each stockholder on or about September 30, 1999. This Proxy Statement and form of proxy were first mailed to stockholders on or about September 30, 1999.

     The Board of Directors recommends a vote FOR the election of all of the nominees for Director named in Proposal 1 and a vote FOR the approval and ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants as discussed in Proposal 2.

                                 VOTING

     Stockholders of record on the books of the Company at the close of business on September 10, 1999, will be entitled to vote at the meeting. A list of the stockholders entitled to vote at the meeting shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting at the principal executive office of the Company. The Company had outstanding on September 10, 1999, 3,358,393 shares of Common Stock. Each outstanding share of Common Stock entitles the holder to one vote on each matter submitted to a vote at the meeting.

     The shares represented by proxies will be voted as directed in the proxies. In the absence of specific direction, the shares represented by proxies will be voted FOR the election of all of the nominees as Directors of the Company, and FOR the approval and ratification of the appointment of PricewaterhouseCoopers LLP as independent accountants. In the event any nominee for Director shall be unable to serve, which is not now contemplated, the shares represented by proxies may be voted for a substitute nominee. If any matters are to be presented at the annual meeting other than the matters referred to in this Proxy Statement, the shares represented by proxies will be voted in the discretion of the proxy holders.


     The Company's By-Laws provide that a majority of all of the shares of Common Stock entitled to vote, whether present in person or represented by proxy, shall constitute a quorum for the transaction of business at the meeting. Votes for and against, abstentions and "broker non-votes" will each be counted as present for purposes of determining the presence of a quorum. The affirmative vote of the holders of a plurality of the shares of Common Stock present at the meeting, in person or by proxy, and entitled to vote will be required to act on the election of the two Directors. Accordingly, absentions and broker non-votes will not have any effect on the outcome of such election.

              OWNERSHIP OF MILLER BUILDING SYSTEMS, INC.
                              COMMON STOCK

     The following table sets forth certain information with respect to the beneficial ownership of the Common Stock as of August 27, 1999, by each Director, by each person known by the Company to be the beneficial owner of more than 5% of the outstanding Common Stock, by each executive officer named in the Summary Compensation Table below and by all of the Directors and executive officers of the Company as a group.


                                                     Number of Shares of
     Name and Address of                                Common Stock
     Beneficial Owner   (1)                          Beneficially Owned
                                                     Shares      Percent

     Dimensional Fund Advisors, Inc.
     1299 Ocean Avenue, 11th Floor
     Santa Monica, CA  90401                        230,200 (2)    6.9

     Ronald L. Chez
     555 West Madison, Suite 3508, Tower I
     Chicago, IL  60661                             214,400        6.4

     Edward C. Craig                                240,873 (3)    6.9

     Rick J. Bedell                                   6,212 (4)     *

     David E. Downen                                 44,100 (5)    1.3

     Steven F. Graver                                61,912 (6)    1.8

     William P. Hall                                 22,200 (7)     *

     Kenneth H. Granat                              109,012 (8)    3.2

     Thomas J. Martini                               12,290 (9)     *

     David H. Padden                                 95,000 (10)   2.8

     Jeffrey C. Rubenstein                           56,166 (11)   1.7

     All directors and executive officers
     as a group (10 persons)                        653,513 (12)  19.5
     ____________________
     *         Indicates ownership of less than 1% of Common Stock.

(1) The address of each person listed above, unless noted otherwise, is c/o Miller Building Systems, Inc., 58120 County Road 3 South, Elkhart, Indiana 46517.
(2) Dimensional Fund Advisors, Inc. ("Dimensional"), a registered investment advisor, furnishes investment advice to four investment companies registered under the Investment Company Act of 1940, and serves as investment manager to certain other investment vehicles, including commingled group trusts. (These investment companies and investment
     vehicles are the "Portfolios").   In its role as investment advisor and
     investment manager, Dimensional possesses both voting and investment power over the 230,200 shares of Common Stock. All 230,200 shares of Common Stock are owned by the Portfolios, and Demensional disclaims beneficial ownership of such shares.

(3) Includes 155,000 shares of Common Stock which may be acquired through the exercise of stock options within 60 days of August 27, 1999.

(4) Includes 2,600 shares of Common Stock which may be acquired through the exercise of stock options within 60 days of August 27, 1999.

(5) Includes 19,000 shares of Common Stock which may be acquired through the exercise of stock options within 60 days of August 27, 1999.

(6) Includes 9,000 shares of Common Stock which may be acquired through the exercise of stock options within 60 days of August 27, 1999 and 30,412 shares of Common Stock with respect to which Mr. Graver shares voting and investment power with his spouse. Does not include 155,725 shares which are owned by investment advisory clients of Graver, Bokhof, Goodwin & Sullivan ("GBGS"), as to which GBGS has sole voting and dispositive power. Mr. Graver is a General Partner of GBGS. Mr. Graver disclaims any beneficial interest in such shares.

(7) Includes 16,000 shares of Common Stock which may be acquired through the exercise of stock options within 60 days of August 27, 1999.

(8) Includes 3,000 shares of Common Stock which may be acquired through the exercise of stock options within 60 days of August 27, 1999. Also, includes 101,012 shares which are owned by Trigran Investments, L.P. ("Trigran"), of which Mr. Granat is a limited partner. Trigran has sole voting and dispositive power with respect to such shares. Mr. Granat is also an officer and director of Trigran Investments, Inc., which is a general partner of Trigran. Also includes 5,000 shares which are held in a trust, of which, Mr. Granat is the beneficiary. The trust is a partner in GT Partnership which has sole voting and dispositive power.

(9) Includes 5,400 shares of Common Stock which may be acquired through the exercise of stock options within 60 days of August 27, 1999.

(10) Includes 24,000 shares of Common Stock which may be acquired through the exercise of stock options within 60 days of August 27, 1999.

(11) Includes 24,000 shares of Common Stock which may be acquired through the exercise of stock options within 60 days of August 27, 1999.

(12) Includes 259,600 shares of Common Stock which may be acquired through the exercise of stock options within 60 days of August 27, 1999.

     Section 16(a) of the Exchange Act requires the Company's Directors, executive officers and holders of more than 10% of the Company's Common Stock to file with the Securities and Exchange Commission (the "Commission") initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. The Company believes that during the fiscal year ended July 3, 1999 its Directors, executive officers and holders of more than 10% of the Company's Common Stock complied with all Section 16(a) filing requirements, except for the inadvertent failure to file a year end report on Form 5 by Steven F. Graver and David H. Padden, Directors of the Company, reflecting 3,000 shares each of stock options granted on November 4, 1998. These transactions were reported on Form 5 reports filed in September 1999.

PROPOSAL NO. 1:
ELECTION OF DIRECTORS

     The By-Laws of the Company provide that the Board of Directors shall consist of the number of directors to be determined from time to time by resolution of the Board of Directors. The Board of Directors has fixed the number of directors of the Company at eight. The Company's By-Laws provide that the Board of Directors shall be divided into three classes, each of which serves for three years, with one class being elected each year. Two directors are to be elected at the annual meeting to serve for a term of three years or until their successors are elected and qualify. The nominees for Director, both of whom are now serving as Directors of the Company, as well as the Continuing Directors are listed below together with certain biographical information. Except as otherwise indicated, each nominee for Director and each Continuing Director has been engaged in his present principal occupation for at least the past five years.

     The Board of Directors recommends a vote FOR the election of all of the nominees listed below.

Director Nominees

     EDWARD C. CRAIG, age 64, became the Chief Executive Officer of the
Company and Vice Chairman of the Board of Directors of the Company effective July 3, 1994. On July 1, 1999, Mr. Craig was elected Chairman of the Board of Directors. Mr. Craig was elected President of the Company on August 11, 1994. From July 1991 until April 1994, Mr. Craig was President and Chief Executive Officer of IBG, a modular housing company. From April 1986 to July 1991, Mr. Craig was President of Ryland Building Systems, a division of Ryland Homes, Inc.

     STEVEN F. GRAVER, age 47, has been a Director of the Company since
April 1991 and served as Chairman of the Board of Directors from August 11, 1994 to July 1, 1999. Effective July 1, 1995, Graver, Bokhof & Goodwin ("GraverBokhof") became Graver, Bokhof, Goodwin & Sullivan ("GBGS"). GBGS is a subsidiary of the Optimum Group which has over $800 million in assets under management. Mr. Graver is President and Chief Portfolio Manager of the Optimum Group. In July 1991, GraverReich & Company, an investment management firm founded by Mr. Graver ("GraverReich"), merged with GraverBokhof, an investment management firm, and Mr. Graver became a General Partner of GraverBokhof.
From December 1986 until July 1991, Mr. Graver was the President and Chief Executive Officer, and from February 1981 until November 1986 Executive Vice President, of GraverReich.

Continuing Directors

     DAVID E. DOWNEN, age 58, has been a Director of the Company since November 1986. Mr. Downen has been a Principal of Prairie Capital Services, Inc., an investment banking firm, since March 1993. Mr. Downen was Managing Director and Executive Vice President from March 1991 until December 1992 and Co-manager from October 1985 until February 1991 in the Corporate Finance Department of Kemper Securities Group, Inc. (formerly Blunt Ellis & Loewi Incorporated). Mr. Downen's term will expire in November 2001.

     KENNETH H. GRANAT, age 54, was elected a Director of the Company on August 28, 1998. Mr. Granat has been a Directors of Langer Biomechanics Group since January 1995. Langer Biomechanics Group is a publically traded company on the NASDAQ Small Capitalization Exchange. Since 1987, Mr. Granat has been Chief Executive Officer of Active Screw & Fastener Company, an Elk Grove Village, Illinois company engaged in the full-line distribution of fasteners and related products with plants in Elk Grove Village, Illinois; Tucson, Arizona and Charlotte, North Carolina. Since 1991, he has been Vice President and a Director of Trigran Investments, Inc., Deerfield, Illinois, the general partner and investment advisor for Trigran Investments, L.P. Mr. Granat holds a J.D. degree from the University of Illinois College of Law and a B.B.A. degree in business administration from the University of Michigan.
Mr. Granat's term will expire in November 2001.

     WILLIAM P. HALL, age 76, has been a Director of the Company since October 1984. Mr. Hall has been retired since 1985 and is a part-time management consultant. Mr. Hall's term will expire in November 2001.

     DAVID H. PADDEN, age 71, has been a Director of the Company since
April 1983. Mr. Padden has been President of Padden & Co., Inc., a municipal bond dealer based in Chicago, since 1963. Mr. Padden's term will expire in November 2000.

     JEFFREY C. RUBENSTEIN, age 57, has been a Director of the Company since April 1983. Mr. Rubenstein has been a principal of the law firm of Much Shelist Freed Denenberg Ament & Rubenstein, P.C. since June 1991. From March 1989 until May 1991, Mr. Rubenstein was of counsel to the law firm of Sachnoff & Weaver, Ltd, an Illinois professional corporation. From March 1988 until January 1989, Mr. Rubenstein was President of Medical Management of America, Inc., a management services company for health care providers. From November 1966 until March 1988, Mr. Rubenstein was a principal of the law firm Sachnoff, Weaver & Rubenstein, Ltd. Mr. Rubenstein is a director of Home Products International, Inc., Vita Foods, Inc. and a privately held firm. Mr. Rubenstein's term will expire in November 2000.

Additional Information Concerning Board of Directors

     Compensation of Directors. Directors who are not employees of the Company receive an annual fee of $4,000. Each non-employee Director also receives a fee of $1,000 for each Board meeting attended and $100 for committee meetings attended on the same day as a meeting of the Board of Directors and $250 for committee meetings attended on other days. Each non-employee
Director also receives reimbursement of reasonable expenses relating to attendance at meetings. Directors who are full-time employees of the Company receive no fees for service on the Board of Directors.

     Audit Committee. The Audit Committee consists of three Directors. It is the responsibility of the Audit Committee to recommend each year to the Board of Directors independent accountants to audit the financial statements of the Company, and to oversee the activities of the independent accountants including the scope of the audit, any non-audit related assignments, fees, independence of the accountants, results of the audit and the effectiveness of the Company's internal accounting controls. The Audit Committee met two times in the 1999 fiscal year. Members of the Audit Committee are David E. Downen (Chairman), Steven F. Graver and Jeffrey C. Rubenstein.

     Compensation Committee. The Compensation Committee consists of four Directors. It is the responsibility of the Compensation Committee to make recommendations to the Board of Directors with respect to the salaries, incentive compensation and related benefits of officers and employees of the Company and administer the Company's stock option plans. The Compensation Committee met two times in the 1999 fiscal year. Members of the Compensation Committee are William P. Hall (Chairman), David E. Downen, Kenneth H. Granat and David H. Padden.

     Nominating Committee.  The Nominating Committee was formed on
August 25, 1999, comprised of Edward C. Craig (Chairman), Kenneth H. Granat, Steven F. Graver and Jeffrey C. Rubenstein, with the objective of recommending directors for election at the annual meeting of stockholders. The Nominating Committee is not a standing committee but was formed by action of the Board of Directors. The Nominating Committee will consider nominees recommended by stockholders. Stockholders desiring to recommend a nominee should make such recommendation in writing, stating the name, address and principal business occupation of the nominee for the last five (5) years, and mail such recommendation to the Company's principal office at 58120 County Road 3 South, Elkhart, Indiana 46517, by April 20 of each year. The Nominating Committee met one time during the 1999 fiscal year.

     Attendance at Meetings. The Board of Directors held seven meetings during the 1999 fiscal year. All of the Directors attended at least 75% of the meetings of the Board of Directors and the committees on which they served.

     Certain Business Relationships. Jeffrey C. Rubenstein, a director of the Company, is principal of the law firm Much Shelist Freed Denenberg Ament & Rubenstein, P.C., which the Company has retained during the last fiscal year and proposes to retain during the current fiscal year. Kenneth H. Granat, a director of the Company, performed consulting services related to the Company's efforts to explore possible merger and acquisition opportunities.

PROPOSAL NO. 2:
APPROVAL AND RATIFICATION OF
APPOINTMENT OF INDEPENDENT AUDITORS

     Subject to approval of the stockholders, the Board of Directors of the Company has appointed PricewaterhouseCoopers LLP, certified public accountants, as independent accountants to audit the consolidated financial statements of the Company and its subsidiaries for the 2000 fiscal year. The stockholders will be asked at the meeting to approve and ratify such appointment.

     The Board of Directors recommends a vote FOR the approval and ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for the 2000 fiscal year.



                   COMPENSATION OF EXECUTIVE OFFICERS

     The following table set forth information concerning the compensation of the Chief Executive Officer and each other executive officer of the Company whose aggregate compensation for services in all capacities rendered during the fiscal year ended July 3, 1999 exceeded $100,000 (collectively, the "Named Executive Officers").

Summary Compensation Table

                              Annual Compensation  Long-Term
                                                  Compensation
                                                     Awards
                      Fiscal                       Securities   All Other
 Name and Principal    Year     Salary   Bonus     Underlying  Compensation(1)
       Position       Ended       ($)     ($)     Options (#)       $

Edward C. Craig,       1999    $200,000 $10,000        -           $500
Chairman, President    1998     200,000  20,000     175,000         500
and Chief Executive    1997     175,000  81,543        -            750
Officer

Rick J. Bedell         1999     120,000  10,000       3,000         500
Executive Vice         1998      79,385  20,000       2,000         500
President              1997      70,789   7,337       2,000         750

Thomas J. Martini      1999      90,731  10,000       3,000         500
Vice President of      1998      85,077  25,500       2,000         500
Finance, Secretary     1997      80,385  37,456       2,000         750
and Treasurer

 (1) Represents the value of the Company's contribution to the non-qualified deferred compensation plan.

Option Grants in Last Fiscal Year

     The following table provides information on option grants in fiscal 1999 to the Named Executive Officers.

                                                          Potential Realizable
                                                            Value at Assumed
                                                         Annual Rates of Stock
                                                           Price Appreciation
                         Individual Grants                 for Option Term (1)
                       Percentage
           Number of    of Total
          Securities    Options
          Underlying   Granted to    Exercise
            Options   Employee in     Price   Expiration
 Name     Granted(#) Fiscal Year(2) ($/Share)   Date(3)     5%($)     10%($)

Rick J.    3,000(3)       6.2%        $7.50   9/22/2004    $30,152   $39,860
Bedell

Thomas J.  3,000(3)       6.2          7.50   9/22/2004     30,152    39,860
Martini

(1) Potential realizable value is based on an assumption that the stock price of the Common Stock appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the option term. These numbers are calculated based on the requirements of the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price performance.

(2) The Company granted options representing a total of 48,500 shares to employees in fiscal 1999.

(3) The options were granted on September 22, 1998 and, to the extent of 600 shares each year, become exercisable over a six-year period which commenced on September 22, 1999.

Aggregated Option Exercises in Last Fiscal Year and
Fiscal Year-End Option Values

     The following table provides information on option exercises in fiscal 1999 by the Named Executive Officers and the value of such Named Executive Officer's unexercised options at July 3, 1999.

           Shares             Number of Securities        Value of Unexercised
          Acquired           Underlying Unexercised           In-the-Money
             on      Value        Options at                  Options at
          Exercise Realized  July 3, 1999 (#)(2)         July 3, 1999 ($)(3)
 Name       (#)     ($)(1)  Exercisable Unexercisable Exercisable Unexercisable
Edward
C. Craig     -         -      155,000      75,000      $103,125         -

Rick J.
Bedell     2,200    $5,850      2,000       9,000          -          1,575

Thomas J.
Martini      -         -        4,800       9,400         3,150       3,150

(1) Value realized is calculated by subtracting the exercise price of each option exercised from the market value of shares of Common Stock underlying each option at the exercise date. The value realized does not necessarily indicate that the optionee sold such shares.

(2) Future exercisability is subject to vesting and the optionee remaining employed by the Company.

(3) Value is calculated by subtracting the exercise price of each option from the market value of the shares of Common Stock underlying each option at fiscal year-end. Fair market value is calculated based on the average high and low "sales" price of shares of the Common Stock as reported on the National Market on that date of $5.875 per share. There is no guarantee that if and when these options are exercised they will have this value.

                          Employment Agreement

     On September 22, 1998, the Company amended the Employment
Agreement with Mr. Craig dated as of February 29, 1996 and amended on October 22, 1997 (collectively, the "Craig Agreement"). The Craig Agreement, as amended to date, provides that Mr. Craig shall be employed by the Company as its Chief Executive Officer and President for the period commencing on July 1, 1997 until and including June 30, 1999 ("Term"), at an annual base salary of $200,000 ("Base Salary"), and that, for a two-year period from July 1, 1999 and continuing through June 30, 2001, Mr. Craig will serve as the Company's
Chairman of the Board and Chief Executive Officer. The Craig Agreement also provides that for a period of three years, commencing no later than July 1, 2001 and continuing through June 30, 2004, Mr. Craig will serve as an independent consultant to the Company and shall perform such duties to be determined by the Board of Directors.

     Pursuant to the Craig Agreement, in addition to the Base Salary, for each fiscal year during the term, the Company shall pay a discretionary bonus ("Bonus") to Mr. Craig, predicated on the Company's consolidated publicly reported pre-tax profits generated from continuing operations (and excluding non-recurring gains, profits and losses) ("Pre-Tax Profits"). The bonus shall be computed each fiscal year as part of the Executive Bonus Program.

     If Mr. Craig becomes disabled or dies during the Term, the Craig
Agreement states that Mr. Craig or his estate will continue to be compensated at his then existing Base Salary for a period of twelve months after inception of the disability, his date of death, or until the expiration of the Term, whichever occurs earlier.

     The Craig Agreement also contains a provision prohibiting Mr. Craig from disclosing unauthorized confidential information, as defined, to third parties.

     Report of the Compensation Committee on Executive Compensation

     It is the responsibility of the Compensation Committee to make recommendations to the Board of Directors with respect to salaries, cash bonus incentives and stock options. The Compensation Committee's determination as to how and in what amount to compensate each executive officer is based upon three Company policies. The first policy is to pay executives competitively to attract, retain and motivate a high-quality senior management team. The second policy is to link compensation to the attainment by each executive officer of individual performance objectives. The third policy is to encourage a performance oriented environment by linking the financial interests of executive officers with stockholder value.

     Base Salary. The Compensation Committee's determination of each executive officer's base salary is designed to satisfy the policy of paying executive officers competitively to attract, retain and motivate a high-quality senior management team. The base salary of each executive officer is determined by factors including, but not limited to, the individual's level of responsibility, and base salaries paid by companies of a similar size, type and geographic location.

     Bonuses. The Compensation Committee's determination of each executive officer's bonus is designed to satisfy the policy of linking compensation to the attainment by each executive officer of individual performance and group performance objectives. Each executive officer is entitled to a discretionary bonus based upon pre-tax earnings from continuing operations (excluding non-recurring gains, profits, and losses) for the Company as a whole.

     Stock Options. The granting of stock options is designed to encourage a performance-oriented environment by linking the financial interests of executive officers with stockholder value. The stock options are granted pursuant to the provisions of the 1997 Stock Option Plan, 1994 Stock Option Plan and 1991 Stock Option Plan.

     Deferred Compensation Plan. The Deferred Compensation Plan provides each executive officer with the opportunity to defer certain pre-tax compensation amounts into a trust to provide for the executive officers retirement. The Company will match the employees contribution up to fifty percent of the first one thousand dollars of deferred compensation. Administrative expenses of the plan are paid by the Company.

     Compensation of the Chief Executive Officer.  The compensation for
Edward Craig, Chief Executive Officer, is determined under the terms of the Craig Agreement. His compensation in fiscal 1999 consisted of a base salary in the amount of $200,000 plus a bonus based on pre-tax profits generated from continuing operations (excluding non-recurring gains, profits, and losses) ("Pre-Tax Profits") of the Company. This is a discretionary bonus as recommended by the Compensation Committee based on the fiscal year end results. The terms of the Craig Agreement are described in "Employment Agreement above."


                    Compensation Committee of the Board of Directors
                              William P. Hall
                              David E. Downen
                              Kenneth H. Granat
                              David H. Padden

Company Performance

     The following graph compares the five-year cumulative total return on the Common Stock to the five-year cumulative total returns on the NASDAQ Stock Market (U.S.) and a Company constructed industry peer group index.Comparative Five-Year Returns* Miller Building Systems, Inc., NASDAQ Stock Market (U.S.), Peer Group

                 (Performance results through 6/30/99)

                                1994    1995    1996    1997    1998    1999

Miller Building Systems, Inc.  $100.0  $88.89 $188.89 $237.04 $266.67 $174.07

NASDAQ U.S.                     100.0  133.48  171.37  208.43  274.43  392.52

PEER GROUP                      100.0  140.53  213.92  219.93  316.59  232.11

     A $100 investment made on June 30, 1994, and reinvestment of all dividends is assumed. Returns are at June 30 of each year. The Company constructed industry peer group consists of Modtech, Inc., NCI Building Systems, Inc. and Butler Manufacturing Company. Each company's stock performance is weighted by its relative market capitalization.

* Cumulative total return assumes reinvestment of dividends.

                    INDEPENDENT PUBLIC ACCOUNTANTS

     The Company's independent public accounting firm for the year ended July 3, 1999, was PricewaterhouseCoopers LLP. A representative of
PricewaterhouseCoopers LLP is expected to be present at the annual meeting and will have the opportunity to make a statement if desired and will be available to respond to appropriate questions.

                         STOCKHOLDER PROPOSALS

     Any stockholder proposal intended to be presented at the 2000 annual meeting of the Company's stockholders must be received at the principal executive office of the Company by June 3, 2000, in order to be considered for inclusion in the Company's proxy materials relating to that meeting. In addition, proxies appointed by management will use their discretionary authority to vote the shares they represent as the Board of Directors may recommend when a stockholder raises any proposal which was not included in the Company's materials for consideration at the annual meeting of stockholders to be held in 2000 if the Company did not receive proper notice of such proposal at it principal executive offices by August 8, 2000.

                             OTHER MATTERS

     As of the date of this Proxy Statement, management knows of no matters to be brought before the meeting other than the matters referred to in this Proxy Statement.

                                  By order of the Board of Directors



                                  Thomas J. Martini
                                  Secretary






Proxy Card                                                     Proxy Card
                      MILLER BUILDING SYSTEMS, INC.

           This Proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Stockholders to be held on November 3, 1999

The undersigned appoints David E. Downen and David H. Padden, jointly and severally, proxies for the undersigned, each with full power of substitution, to attend the Annual Meeting of Stockholders of Miller Building Systems, Inc., to be held on November 3, 1999 at 10:00 a.m. local time, and at any adjournments or postponements of the Annual Meeting, and to vote as specified in this Proxy all the shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present. This Proxy when properly executed will be voted in accordance with your indicated directions and in the discretion of the named proxies upon such other matters as may properly come before the Annual Meeting or any adjournments or postponements thereof. If no direction is made, this Proxy will be voted FOR the election of each of the nominees named in proposal 1 as Directors and for the appointment of PricewaterhouseCoopers LLP as independent accountants.

The Board of Directors recommends a vote FOR the election of each of the nominees named in proposal 1 as Directors and FOR the appointment of PricewaterhouseCoopers LLP as independent accountants.

YOUR VOTE IS IMPORTANT! PLEASE MARK, SIGN AND DATE THIS PROXY ON THE REVERSE SIDE AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE.

                 (Continued and to be signed on reverse side.)

                         Miller Building Systems, Inc.
PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.



                                                                       For All
1. Election of two nominees to the Board of Directors  For   Withheld  Except
     to serve for a term of three years or until their successors are elected and qualify.

     NOMINEES: Edward C. Craig and Steven F. Graver


    (Except nominees written above.)

2. To approve and radify the Director' appointment     For   Against  Abstain
   of PricewaterhouseCoopers LLP as the jCompany's independent accountants for the 2000 fiscal year.



                                     The undersigned acknowledges receipt
                                     of the Notice of Annual Meeting of
                                     Stockholders and of the Proxy Statement.

                                         Dated                        , 1999

                                     Signature(s)

                                     Please sign exactly as your name appears.
                                     Joint owners should each sign personally.
                                     Where applicable, indicate your official position or representation capacity.